Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lawrence P. Castellani, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of Advance Stores Company, Incorporated for the year ended December 28, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Advance Stores Company, Incorporated.

Date:  March 27, 2003

By:	/s/ LAWRENCE P. CASTELLANI

Name:	Lawrence P. Castellani
Title:	Chairman of the Board of Directors and Chief Executive Officer

I, Jimmie L. Wade, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of Advance Stores Company, Incorporated for the year ended December 28, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Advance Stores Company, Incorporated.

Date:  March 27, 2003

By:	/s/ JIMMIE L. WADE

Name:	Jimmie L. Wade
Title:	President and Chief Financial Officer